Exhibit 10.1
December 14, 2009

Mistras Group, Inc. 195 Clarksville Road Princeton Junction, NJ 08550 Attention: Paul “Pete” Peterik	Bank of America, N.A., as a Lender 750 Walnut Ave. Cranford, NJ 07016 Attn: William T. Franey, Senior Vice President

Quality Services Laboratories, Inc.
Physical Acoustics Corporation
CISMIS Springfield Corp.
ThermTech Services, Inc.
All c/o Mistras Group, Inc.
195 Clarksville Road
Princeton Junction, New Jersey 08550
Attn: Mr. Paul Peterik
JPMorgan Chase Bank, N.A., as a Lender
695 Route 46 West, Suite 101
Fairfield, New Jersey 07924
Attn: Susan M. Graham, Vice President

TD Bank, N.A., as a Lender
1701 Route 70 East
Cherry Hill NJ 08034
Attn: Jack T. Callaghan, Vice President

Capital One, N.A., as a Lender NJ Middle Market Lending 710 Route 46 East Fairfield, NJ 07004 Attn: Allison Sardo, Senior Vice President
Re:	Bank of America, N.A., JPMorgan Chase Bank, N.A., TD Bank, N.A., and Capital One, N.A., as Lenders -to- Mistras Group, Inc. — First Amendment
Gentlemen:
Reference is hereby made to that certain Second Amended and Restated Credit Agreement dated July 22, 2009 entered into by and among Mistras Group, Inc., a Delaware corporation, as borrower (hereinafter referred to as the “Borrower”), those financial institutions listed as lenders on the signature pages of said Second Amended and Restated Credit Agreement and those financial institutions which become lenders under said Second Amended and Restated Credit Agreement from time to time, as lenders (hereinafter collectively referred to as the “Lenders”), Bank of America, N.A., as lead arranger and letter of credit issuer, JPMorgan Chase Bank, as co-lead arranger, and Bank of America, N.A., as Agent for the Lenders (hereinafter, in such capacity, referred to as the “Agent”) (hereinafter referred to as the “Loan Agreement”), pursuant to which the Lenders have made available to the Borrower (i) a three (3) year senior secured amended and restated revolving credit facility in the aggregate maximum principal amount of up to US$53,000,000.00, which facility includes a US$3,000,000.00 letter of credit sub-facility for the issuance of standby letters of credit and commercial letters of credit, in each case to be denominated in U.S. dollars only, all for working capital and other lawful corporate purposes, including, without limitation, financing such acquisitions as may be permitted pursuant to the terms, conditions, and provisions of the Loan Agreement (hereinafter referred to as the “U.S. Revolving Credit Facility”), (ii) a three (3) year senior secured amended and restated term loan facility in the original principal amount of US$25,000,000.00, for purposes of (a) refinancing the Borrower’s previously existing senior credit facility with Bank of America, N.A. and JPMorgan Chase Bank, N.A., (b) financing the settlement of certain previously existing litigation filed in California against Conam Inspection & Engineering Services, Inc., and (c) financing a portion of the costs associated with the Borrower’s acquisitions of (1)
Letter Amendment

December 14, 2009

Impro Technologies, LP, (2) Arminus, Inc., d/b/a Pacific Technical Services, and (3) Space Science Services, Inc. (hereinafter referred to as the “Term Loan”), and (iii) a three (3) year senior secured revolving credit facility in the aggregate maximum principal amount of up to US$2,000,000.00 for working capital and other lawful corporate purposes which require funding in Canadian dollars (hereinafter referred to as the “Canadian Revolving Credit Facility” and hereinafter the U.S. Revolving Credit Facility, the Canadian Revolving Credit Facility, and the Term Loan shall be collectively referred to as the “Loan Facilities”). Defined terms used but not expressly defined herein shall have the same meanings when used herein as set forth in the Loan Agreement.
The Borrower has requested that the Lenders and the Agent, and the Lenders and the Agent have agreed to, amend and modify the terms, conditions, and provisions of the Loan Agreement for the purposes more fully set forth and described hereinbelow. Therefore, the parties hereby covenant and agree as follows:
1. The existing definition of “Add Back Amounts” set forth in Section 1.01 of the Loan Agreement is hereby deleted in its entirety, and the following new definition of “Add Back Amounts” is hereby inserted in its place and stead:
““Add Back Amounts” means (a) for the purposes of calculating EBITDA for the fiscal quarter in which the Borrower or one of its Subsidiaries acquires the assets of IMPro Technologies, LP and for the two immediately succeeding fiscal quarters thereafter, the following amounts (i) with respect to such fiscal quarter, $3,200,000.00; (ii) with respect to the first such succeeding fiscal quarter, $2,400,000.00; and (iii) with respect to the second such succeeding fiscal quarter, $1,600,000.00, (b) for the purposes of calculating EBITDA for the fiscal quarter in which the Borrower or one of its Subsidiaries acquires the assets of Arminus, Inc., d/b/a Pacific Technical Services and for the two immediately succeeding fiscal quarters thereafter, the following amounts: (i) with respect to such fiscal quarter, $2,000,000.00; (ii) with respect to the first such succeeding fiscal quarter, $1,500,000.00; and (iii) with respect to the second such succeeding fiscal quarter, $1,000,000.00; provided, however, that the Add Back Amounts with respect to the fiscal quarter in which each such closing occurs may be adjusted by the Administrative Agent, in its sole discretion, in the event any such closing does not occur on the first day of such fiscal quarter, and (c) for the purposes of calculating EBITDA for the second fiscal quarter of the 2010 fiscal year (during which fiscal quarter the Borrower completed its initial public offering of its common stock), an amount equal to any and all one-time expenses (specifically excluding any capitalized expenses) incurred by the Borrower in connection with said initial public offering to the extent such expenses reduce the Borrower’s net income.”.
2. The existing chart set forth in the definition of “Applicable Rate” set forth in Section 1.01 of the Loan Agreement is hereby deleted in its entirety, and the following new chart is hereby inserted in its place and stead:

December 14, 2009

	Funded Debt	Eurodollar		Commitment
“Pricing Level	Leverage Ratio	Rate	Base Rate	Fee	SBLC Fee
1	<1.00:1	175.0 bps	-50.0 bps	25.0 bps	175.0 bps
2	≥1.00:1 but <1.50:1	200.0 bps	-25.0 bps	37.5 bps	200.0 bps
3	≥1.50 but <1.75:1	225.0 bps	0.0 bps	37.5 bps	225.0 bps
4	≥1.75:1 but <2.50:1	275.0 bps	25.0 bps	50.0 bps	275.0 bps
5	≥2.50:1 but <3.00:1	325.0 bps	50.0 bps	50.0 bps	325.0 bps”
3. The existing Section 6.01(a) is hereby deleted in its entirety, and the following new Section 6.01(a) is hereby inserted in its place and stead:
“(a) promptly after being filed with the SEC, but in any event within ninety (90) days after the end of each fiscal year of Borrower (or within such shorter time period as the Borrower may be required to file the foregoing with the SEC), a consolidated balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such consolidated statements to be audited and accompanied by a report and opinion of Price WaterhouseCoopers, LLP or another independent certified public accounting firm of recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with generally accepted auditing standards and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit or with respect to the absence of any material misstatement;”
4. The existing Section 6.01(b) is hereby deleted in its entirety, and the following new Section 6.01(b) is hereby inserted in its place and stead:
“(b) promptly after being filed with the SEC, but in any event within forty-five (45) days after the end of each of the first three fiscal quarters of each fiscal year of Borrower, a consolidated balance sheet of Borrower and its Consolidated Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, such consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller of Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Borrower and its Consolidated Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes; and;”
5. The existing Section 6.02(c) is hereby deleted in its entirety, and the following new Section 6.02(c) is hereby inserted in its place and stead:

December 14, 2009

“(c) promptly after the same are available, copies of each annual report, proxy or financial statement, reporting notice, or other report or communication sent to the stockholders of Borrower, and copies of any annual, regular, periodic and special reports and registration statements which Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to Agent pursuant hereto;”
6. The existing Section 6.12(a) is hereby deleted in its entirety, and the following is hereby inserted in its place and stead:
“(a) Intentionally Deleted.”
7. The chart set forth in the existing Section 6.12(b) is hereby deleted in its entirety, and the following new chart is hereby inserted in its place and stead:

“Test Dates	Ratio

August 31, 2009; November 30, 2009; and February 28, 2010	1.10 -to- 1.0

May 31, 2010, August 31, 2010; November 30, 2010; February 28, 2011; and May 31, 2011; August 31, 2011; November 30, 2011; February 28, 2012; and May 31, 2012	1.20 -to- 1.0”
8. The existing Section 7.02(f) of the Loan Agreement is hereby deleted in its entirety, and the following new Section 7.02(f) is hereby inserted in its place and stead:
“(f) Investments in (i) the acquisition by Borrower of the assets of (A) IMPro Technologies, LP, (B) Arminus, Inc., d/b/a Pacific Technical Services, and (C) Space Science Services, Inc. and (ii) other acquisitions of assets and/or Equity Interests; provided that, with respect to any such other acquisitions (and, for purposes of clarity, not the acquisitions described in the foregoing clause (i)), all of the following shall have been satisfied: (A) the acquired Person shall be in a line of business substantially similar to the business conducted by Borrower; (B) pro-forma compliance with the financial covenants set forth and contained in Section 6.12 can be evidenced by the Borrower to the reasonable satisfaction of the Agent and the Required Lenders; (C) the pro-forma Funded Debt Leverage Ratio (after giving effect to such other acquisition) is less than or equal to 1.75 —to—1.00; provided, however, that if said pro-forma Funded Debt Leverage Ratio (after giving effect to such other acquisition) is greater than 1.75 —to—1.00, but still less than the maximum permitted ratio as set forth in Section 6.12(c) of this Agreement, then this clause (C) shall nevertheless be deemed satisfied provided that (1) the aggregate consideration paid for this and all such other acquisitions under this clause (ii) consummated in the last twelve (12) months does not exceed seventy-five percent (75%) of EBITDA (said EBITDA (as well as the EBITDA that must be calculated to test compliance

December 14, 2009

with the Funded Debt Leverage Ratio as required pursuant to this clause (C)) to be calculated based on the pro-forma consolidated EBITDA of (x) the Borrower, (y) the Person which is the subject of the proposed acquisition, and (z) any other Person or business acquired by the Borrower or its Subsidiaries (other than the acquisitions contemplated in clause (i) above) during said 12 month period, in the case of each of the foregoing clauses (x), (y), and (z), using the actual EBITDA of such Person or business during said 12 month period without regard to whether said EBITDA was generated prior to or after the date such Person or business was acquired by the Borrower or its Subsidiaries), (2) the purchase price for such other acquisition is not greater than $20,000,000.00, and (3) immediately following each such other acquisition, the amount by which the Aggregate Revolving Loan Commitments exceed the Total Revolving Loan Outstandings shall not be less than $10,000,000.00; and (D) no Default shall have occurred and be continuing as of the date any such other acquisition is closed, nor will a Default occur as a result of such other acquisition; provided, however, that, in the case of any acquisition described in either of the foregoing clauses (i) and (ii), notice of any such other acquisition shall be delivered to the Agent no later than 15 days prior to the date of the closing of such other acquisition, and all material acquisition documents shall promptly be delivered to the Agent upon the Agent’s request; and”
9. Section 7.11(a) of the Loan Agreement is hereby amended by adding the following sentence to the end of the existing Section 7.11(a):
“Notwithstanding the foregoing to the contrary, the Borrower may make prepayments of the 2008 Subordinated Target Notes in an aggregate principal amount not to exceed $4,000,000.00, provided that at the time the Borrower makes any such payment, no Default shall have occurred and be continuing.”
10. Effective as of October 30, 2009, the Administrative Agent and the Lenders hereby waive the requirement that the Borrower provide fifteen (15) days’ prior written notice (as required pursuant to Section 7.02(f) of the Loan Agreement) with respect to the following acquisitions only: (i) the acquisition by the Borrower of substantially all of the assets of WTS Wave Technical Services, LLC and (ii) the acquisition by Physical Acoustics Limited of all or substantially all of the capital stock of WPT NORD GmbH.
11. There is, as of December 1, 2009, due and owing on (i) the U.S. Revolving Credit Facility, the principal sum of $-0-, and (ii) the Canadian Revolving Credit Facility, the principal sum of $-0-, in each case plus any accrued unpaid interest and any accrued unpaid unused commitment fee, without offset, defense or counterclaim, all of which are hereby expressly waived by the Borrower and the Guarantors as of the date hereof. The Term Loan has been repaid in full and has been cancelled and terminated.
12. The Borrower and the Guarantors hereby represent and warrant to the Lenders and the Agent that all representations and warranties of the Borrower and the Guarantors contained in the Loan Agreement and all of the other Loan Documents continue to be true, accurate and correct as of the date hereof, as if made on and as of the date hereof. All of the indebtedness represented by the Loan Documents and all other obligations, responsibilities, and liabilities of the Borrower and the Guarantors to the Lenders and the Agent are due without any offset, defenses, or counterclaims whatsoever. The Borrower and the Guarantors hereby covenant and agree that, except as expressly amended and/or

December 14, 2009

modified by this letter amendment, all of the terms, conditions, and provisions of the Loan Agreement and the other Loan Documents shall remain unchanged and in full force and effect.
13. The Borrower and the Guarantors do hereby (i) ratify, confirm, and acknowledge that, as amended and modified hereby, the Loan Documents continue to be valid, binding and in full force and effect; (ii) covenant and agree to perform all of their respective obligations contained in the Loan Agreement and the other Loan Documents, as amended and modified hereby; (iii) represent and warrant that, after giving effect to the transactions contemplated by this letter amendment, no Event of Default exists or will exist upon the delivery of notice, passage of time, or both; (iv) acknowledge and agree that nothing contained herein and no actions taken pursuant to the terms hereof are intended to constitute a novation of the Loan Facilities, or any waiver of the terms, conditions, or provisions of the Loan Agreement and/or any of the other Loan Documents, and do not constitute a release, termination or waiver of any of the rights and/or remedies granted to the Lenders and/or the Agent under the Loan Documents; (v) represent and warrant that none of the certificate or articles of incorporation, by-laws, or other governing documents of the Borrower or the Guarantors have been amended, modified and/or supplemented in any material way since the date such documents were most recently delivered to the Lenders; and (vi) represent and warrant that the Borrower and the Guarantors have taken all necessary action required by law and by its governing documents to execute and deliver this letter amendment and that such execution and delivery constitutes the legal and validly binding action of such entity.
14. To induce the Lender to enter into this letter amendment, the Borrower and the Guarantors, and any person or entity claiming by or through any or all of them, each waives and releases and forever discharges the Agent and the Lenders and their respective officers, directors, shareholders, agents, parent corporation, subsidiaries, affiliates, trustees, administrators, attorneys, predecessors, successors and assigns and the heirs, executors, administrators, successors and assigns of any such person or entity, as releasees (hereinafter collectively referred to as the “Releasees”) from any liability, damage (whether direct or indirect, consequential, special, exemplary, or punitive), claim (including, without limitation, any claim for contribution or indemnity), loss or expense of any kind, in each case whether now known or unknown, past or present, asserted or unasserted, contingent or liquidated, at law or in equity, that it may have against any Releasee arising from the beginning of time to the date hereof, including, without limitation, any such liability, damage, claim, loss or expense arising out of or relating to the Loan Facilities, other than refunds or credits which may be due Borrower or a Guarantor for overpayments of amounts due under the Loan Facilities. The Borrower and the Guarantors each further states that it has carefully read the foregoing release and indemnity, knows the contents thereof and grants the same as its own free act and deed.
15. Nothing contained in this letter amendment constitutes an agreement or obligation by the Lenders and/or the Agent to grant any further amendments and/or modifications to the Loan Agreement and/or any of the other Loan Documents and nothing contained herein shall constitute a waiver or modification of any of the Lenders’ and/or the Agent’s rights and/or remedies or of any of the other terms, conditions, warranties, representations, or covenants contained in the Loan Agreement and/or any of the other Loan Documents, and the Lenders and the Agent hereby reserve all of their respective rights and remedies pursuant to the Loan Documents and applicable law.
16. This letter amendment may be executed in any number of counterparts, each of which, when taken together, shall be deemed one and the same instrument.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

December 14, 2009

Kindly indicate the agreement with the terms and conditions of this letter amendment by countersigning in the space provided below, and returning a countersigned copy of this letter amendment to the undersigned.

Very truly yours, BANK OF AMERICA, N.A., as the Agent
By:
Name:
Title:

December 14, 2009

ACCEPTED AND AGREED THIS 14th DAY OF DECEMBER, 2009: BORROWER: MISTRAS GROUP, INC.
By:
Sotirios J. Vahaviolos
President

GUARANTORS: QUALITY SERVICES LABORATORIES, INC.
By:
Sotirios J. Vahaviolos
President

PHYSICAL ACOUSTICS CORPORATION
By:
Sotirios J. Vahaviolos
President

CISMIS SPRINGFIELD CORP.
By:
Sotirios J. Vahaviolos
President

THERMTECH SERVICES, INC.
By:
Sotirios J. Vahaviolos
President

December 14, 2009

LENDERS: BANK OF AMERICA, N.A., as a Lender, Lead Arranger and L/C Issuer
By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender and a Co-Lead Arranger
By:
Name:
Title:

TD BANK, N.A., as a Lender
By:
Name:
Title:

CAPITAL ONE, N.A., as a Lender
By:
Name:
Title: